Exhibit 99.1

         DRI Corporation Hires Leading Investor Relations Firm

    DALLAS--(BUSINESS WIRE)--Oct. 31, 2007--DRI Corporation (DRI)
(Nasdaq:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that is has retained Christensen
(www.christensenir.com) to provide investor and media relations services through its affiliate, cQuest.

    "We strive to educate investors about the opportunities within DRI to further improve shareholder value. After an extensive search, we believe that we have found the right investor relations firm. Christensen will help us develop and execute an investor and media relations program that devotes additional attention to institutional and international investors, as well as help us to improve awareness about TBUS among all shareholders and potential individual investors," David L. Turney, the Company's Chairman, President and Chief Executive Officer, said.

    ABOUT CHRISTENSEN

    Committed to delivering quantifiable results and value to its clients for 25 years, Christensen is a privately held investor relations and financial consulting firm specializing in the full integration of communications programs to motivate markets and build share value for its clients. Christensen's programs provide specific models for the establishment of effective analyst, broker, investor and media relationships designed to enhance clients' market and brand value through proactive, consistent messaging. Since 1982, the firm has worked with business leaders, IR professionals and marketing specialists spanning all industries to create innovative solutions to strategic marketing and investor relations challenges for a diverse domestic and international client base of Fortune 500, as well as emerging growth companies. Christensen has offices in New York, Hong Kong, Phoenix, Montreal, Toronto and Calgary, as well as a strong capability to access investors in Europe. For more information, go to www.christensenir.com.

    ABOUT CQUEST

    An affiliate of Christensen based in Scottsdale, Ariz., cQuest assists companies with market capitalizations of less than $200 million in achieving fair market valuation and strengthened brand recognition in the global financial markets.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the expected benefits of the Company's new relationship with Christensen-cQuest, including the effect of this relationship on the Company's future strategic plans, as well as statements that contain words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," or "preliminarily." These forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties that the Company's relationship with Christensen-cQuest, will not have the expected beneficial impact on the Company or on its future strategic goals, as well as the risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: DRI Corporation Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com
             or
             Christensen-cQuest Contact:
             Collum Hunter
             Associate
             Phone: (480) 614-3036
             Fax: (480) 614-3033
             E-Mail: chunter@ChristensenIR.com